                        EXHIBIT 99.1

Yext Announces Fourth Quarter and Full Year Fiscal 2023 Results

–Q4 FY23 Revenue of $101.9 Million, Increased 1% Year-over-Year or 3% on a Constant Currency Basis
–Full Year FY23 Revenue of $400.9 Million, Increased 3% Year-over-Year or 5% on a Constant Currency Basis
–Q4 FY23 Net Loss Per Share of $0.06 or Non-GAAP Earnings Per Share of $0.05
–ARR of $400 Million, Increased 3% Year-over-Year or 4% on a Constant Currency Basis
–Customer Count Increased 7% Year-over-Year to Over 2,960
–Cash and Cash Equivalents of $190 Million

NEW YORK -- (BUSINESS WIRE) -- March 7, 2023 -- Yext, Inc. (NYSE: YEXT), the Answers Company, today announced its results for the three months ended January 31, 2023, or the Company's fourth quarter and fiscal year ended January 31, 2023.
"We're proud of our performance in the fourth quarter, and we demonstrated continued operating efficiency and our second consecutive quarter of non-GAAP profitability," said Michael Walrath, CEO and Chair of the Board. "Throughout fiscal year 2023, we drove transformation across our business through continued product innovation, focused execution and improved productivity. We strengthened our commitment to solving customer pain points and drove increased adoption of our platform. Our focus remains on building for the long term, and we are now in an excellent position to deliver increasing value to our customers, partners, and shareholders."

Fourth Quarter Fiscal 2023 Highlights:
Revenue of $101.9 million, a 1% increase, compared to $100.9 million reported in the fourth quarter fiscal 2022. Fourth quarter fiscal 2023 revenue included a negative impact of approximately $2.3 million from foreign currency exchange rates on a constant currency basis.
Gross Profit of $75.4 million, a 1% decrease, compared to $76.4 million reported in the fourth quarter fiscal 2022. Gross margin of 74.0%, compared to 75.7% reported in the fourth quarter fiscal 2022.
Net Loss and Non-GAAP Net Income/Loss:
•Net loss of $7.8 million, compared to the net loss of $23.1 million in the fourth quarter fiscal 2022.
•Non-GAAP net income of $6.3 million, compared to the non-GAAP net loss of $4.1 million in the fourth quarter fiscal 2022.

Net Loss Per Share and Non-GAAP Net Income/Loss Per Share:
•Net loss per share attributable to common stockholders, basic and diluted, of $0.06 based on 122.3 million weighted average basic and diluted shares outstanding, compared to net loss per share attributable to common stockholders, basic and diluted, of $0.18 based on 130.3 million weighted average basic and diluted shares outstanding in the fourth quarter fiscal 2022.
•Non-GAAP net income per share attributable to common stockholders, basic and diluted, of $0.05 based on 122.3 million weighted average basic shares outstanding and 124.2 million weighted average diluted shares outstanding, respectively. This compares to non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.03 based on 130.3 million weighted average basic and diluted shares outstanding in the fourth quarter fiscal 2022.
Adjusted EBITDA was $10.9 million, compared to $1.4 million in the fourth quarter fiscal 2022.
Balance Sheet: Cash and cash equivalents of $190 million as of January 31, 2023. Unearned revenue of $224 million as of January 31, 2023, compared to $223 million as of January 31, 2022.
Remaining Performance Obligations ("RPO"): RPO of $448 million as of January 31, 2023. RPO expected to be recognized over the next 24 months of $388 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.

Annual Recurring Revenue ("ARR"): ARR increased 3% year-over-year to $400 million as of January 31, 2023, compared to $390 million as of January 31, 2022. As of January 31, 2023, ARR included an approximate $4.8 million negative impact from foreign currency exchange rates, on a constant currency basis.
Cash Flow: Net cash provided by operating activities was $35.9 million for the three months ended January 31, 2023, compared to net cash provided by operating activities of $29.1 million for the three months ended January 31, 2022.

Full Year Fiscal 2023 Highlights:
Revenue of $400.9 million, a 3% increase, compared to $390.6 million reported in the fiscal year ended January 31, 2022. Fiscal year 2023 revenue included a negative impact of approximately $10.2 million from foreign currency exchange rates on a constant currency basis.
Gross Profit of $296.9 million, a 2% increase, compared to $292.3 million reported in the fiscal year ended January 31, 2022. Gross margin of 74.1%, compared to 74.8% reported in the fiscal year ended January 31, 2022.
Net Loss and Non-GAAP Net Loss:
•Net loss of $65.9 million, compared to the net loss of $93.3 million in the fiscal year ended January 31, 2022.
•Non-GAAP net loss of $2.9 million, compared to the non-GAAP net loss of $19.8 million in the fiscal year ended January 31, 2022.
Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $0.53, compared to net loss per share of $0.73 in the fiscal year ended January 31, 2022.
•Non-GAAP net loss per share of $0.02, compared to non-GAAP net loss per share of $0.15 in the fiscal year ended January 31, 2022.
•Net loss per share and non-GAAP net loss per share were based on 125.3 million and 127.8 million weighted-average basic and diluted shares outstanding for the fiscal years ended January 31, 2023 and 2022, respectively.
Adjusted EBITDA was $15.8 million, compared to $0.3 million in the fiscal year ended January 31, 2022.
Cash Flow: Cash provided by operating activities of $17.9 million for the fiscal year ended January 31, 2023, compared to cash provided by operating activities of $21.8 million for the fiscal year ended January 31, 2022.
Share Repurchase Program: As of January 31, 2023, a total of 13.8 million shares have been purchased for a total cost of $77.4 million since the commencement of the share repurchase program.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Recent Business Highlights:
•Announced the integration of generative AI into the Yext Knowledge Graph, transforming the product into a content management system (CMS) that generates its own content.
•Announced the launch of Yext Chat, a new product that empowers organizations to create accurate and natural language chat experiences with GPT-3 and other large language models (LLMs).
•Recognized by The Muse, Mogul, and Built In for creating a positive and inclusive work environment.
•Recognized as the best vendor across several software categories in G2's Winter '23 Reports, which measure a company's market presence and performance based on real user ratings.
•Recognized by Frost & Sullivan with a 2022 Customer Value Leadership Award for reputation management in the North American financial services industry.
•Announced that Yvette Martinez-Rea has joined Yext as EVP of Corporate Development to oversee strategic growth initiatives.
•Announced an integration with Apple Business Connect, a new, free tool that allows businesses of all sizes to claim their location place cards and customize the way key information appears to more than a billion Apple users across Apple Maps, Messages, Wallet, Siri, and other Apple apps.
•Announced the general availability of its Fall '22 Release, which introduces the Listings Verifier and other features designed to strengthen the company's Answers Platform.

Financial Outlook:
Yext is also providing the following guidance for its first fiscal quarter ending April 30, 2023 and the fiscal year ending January 31, 2024.
•First Quarter Fiscal 2024 Outlook:
◦Revenue is projected to be in the range of $98.0 million to $99.0 million;
◦Adjusted EBITDA is projected to be in the range of $10.5 million to $11.5 million; and
◦Non-GAAP net income per share is projected to be in the range of $0.05 to $0.06, which assumes 122.9 million weighted-average basic shares outstanding.

•Full Year Fiscal 2024 Outlook:
◦Revenue is projected to be in the range of $402.0 million to $406.0 million;
◦Adjusted EBITDA is projected to be in the range of $44.0 million to $46.0 million; and
◦Non-GAAP net income per share is projected to be in the range of $0.22 to $0.23, which assumes 124.5 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 6862748.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 7074649, until midnight (ET) March 14, 2023.
About Yext
Yext (NYSE: YEXT) helps organizations answer every question about their business. Yext’s Answers Platform collects and organizes content into a Knowledge Graph, then leverages a complementary set of products — including Listings, Pages, Reviews and Search — to deliver relevant, actionable answers wherever customers, employees, and partners look for information. For over 15 years, thousands of companies worldwide have trusted Yext to create seamless content-driven experiences at scale across search engines, websites, mobile apps, and hundreds of other digital touchpoints.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income (loss), shares outstanding and Adjusted EBITDA for our first quarter and full year fiscal 2024 in the paragraphs under "Financial Outlook" above, statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net income (loss) as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA, a non-GAAP financial measure that we believe offers a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as net income (loss) before (1) interest income (expense), net, (2) provision for income taxes, (3) depreciation and amortization, (4) other income (expense), net, and (5) stock-based compensation expense. The most directly comparable GAAP financial measure to Adjusted EBITDA is net loss. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net loss as a measure of operating performance.
In addition, we present non-GAAP constant currency measures of revenue. Constant currency as it relates to revenue provides a framework for assessing Company performance which exclude the effect of foreign currency rate fluctuations. Current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average monthly exchange rates in effect during the comparative period, as opposed to the average monthly exchange rates in effect during the current period.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with net loss and net loss per share.
We have not reconciled our forward-looking Adjusted EBITDA or non-GAAP net income (loss) per share ranges presented for the periods above, to their most directly comparable GAAP financial measures of net income (loss) and net income (loss) per share. Information on which these reconciliations would be based on is not available without unreasonable efforts due to the uncertainty and inherent difficulty of predicting within a reasonable range, the timing, occurrence and financial impact of when such items may be recognized. In particular, Adjusted EBITDA excludes certain items including interest income (expense), net, provision for income taxes, depreciation and amortization, other income (expense), net, and stock-based compensation expense, while non-GAAP income (loss) per share excludes stock-based compensation expense.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.

Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. Generally, we assign unique administrative accounts to each separate and distinct entity (such as a company or government institution) or a business unit of a large corporation, that has its own separate contract with us to access the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small business customers as well as customers only receiving free trials.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-market and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which exclude the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the end of the period exchange rates in effect during the current period.
Dollar-based net retention rate is a metric we use to assess our ability to retain customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-market and small business customers.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$190,214	$261,210
Accounts receivable, net of allowances of $868 and $2,042, respectively	109,727	101,607
Prepaid expenses and other current assets	15,629	13,538
Costs to obtain revenue contracts, current	31,023	33,998
Total current assets	346,593	410,353
Property and equipment, net	62,071	74,604
Operating lease right-of-use assets	85,463	97,124
Costs to obtain revenue contracts, non-current	21,037	27,286
Goodwill	4,477	4,572
Intangible assets, net	193	217
Other long term assets	3,927	6,179
Total assets	$523,761	$620,335
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$49,017	$48,432
Unearned revenue, current	223,706	223,427
Operating lease liabilities, current	18,155	18,845
Total current liabilities	290,878	290,704
Operating lease liabilities, non-current	100,534	113,776
Other long term liabilities	4,326	3,985
Total liabilities	395,738	408,465
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at January 31, 2023 and January 31, 2022; zero shares issued and outstanding at January 31, 2023 and January 31, 2022	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at January 31, 2023 and January 31, 2022; 142,684,128 and 137,662,320 shares issued at January 31, 2023 and January 31, 2022, respectively; 122,334,515 and 131,156,986 shares outstanding at January 31, 2023 and January 31, 2022, respectively	142	137
Additional paid-in capital	897,368	834,429
Accumulated other comprehensive loss	(3,617)	(187)
Accumulated deficit	(676,542)	(610,604)
Treasury stock, at cost	(89,328)	(11,905)
Total stockholders’ equity	128,023	211,870
Total liabilities and stockholders’ equity	$523,761	$620,335

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Revenue	$101,899	$100,932	$400,850	$390,577
Cost of revenue	26,487	24,575	103,960	98,299
Gross profit	75,412	76,357	296,890	292,278
Operating expenses:
Sales and marketing	47,235	58,175	211,479	230,467
Research and development	17,133	18,007	70,903	68,350
General and administrative	18,717	22,136	79,336	83,420
Total operating expenses	83,085	98,318	361,718	382,237
Loss from operations	(7,673)	(21,961)	(64,828)	(89,959)
Interest income	887	7	1,684	22
Interest expense	(106)	(141)	(589)	(544)
Other expense, net	(236)	(483)	(125)	(1,501)
Loss from operations before income taxes	(7,128)	(22,578)	(63,858)	(91,982)
Provision for income taxes	(670)	(532)	(2,080)	(1,277)
Net loss	$(7,798)	$(23,110)	$(65,938)	$(93,259)

Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.18)	$(0.53)	$(0.73)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	122,315,825	130,328,155	125,250,723	127,814,447

Other comprehensive (loss) income:
Foreign currency translation adjustment	$3,127	$(1,370)	$(3,421)	$(2,609)
Unrealized gain (loss) on marketable securities, net	7	—	(9)	—
Total comprehensive loss	$(4,664)	$(24,480)	$(69,368)	$(95,868)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal year ended January 31,
	2023	2022
Operating activities:
Net loss	$(65,938)	$(93,259)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	17,583	16,783
Bad debt expense	182	1,253
Stock-based compensation expense	63,078	73,480
Amortization of operating lease right-of-use assets	8,799	9,296
Other, net	1,195	582
Changes in operating assets and liabilities:
Accounts receivable	(10,056)	(6,106)
Prepaid expenses and other current assets	(2,303)	4,238
Costs to obtain revenue contracts	8,034	(9,113)
Other long term assets	1,140	(231)
Accounts payable, accrued expenses and other current liabilities	2,714	(494)
Unearned revenue	3,538	33,262
Operating lease liabilities	(10,986)	(6,644)
Other long term liabilities	873	(1,198)
Net cash provided by operating activities	17,853	21,849
Investing activities:
Capital expenditures	(6,193)	(13,418)
Net cash used in investing activities	(6,193)	(13,418)
Financing activities:
Proceeds from exercise of stock options	714	19,228
Repurchase of common stock	(77,250)	—
Payments for taxes related to net share settlement of stock-based compensation awards	(5,129)	—
Payments of deferred financing costs	(509)	(263)
Proceeds, net from employee stock purchase plan withholdings	3,153	5,652
Net cash (used in) provided by financing activities	(79,021)	24,617
Effect of exchange rate changes on cash and cash equivalents	(3,635)	(2,249)
Net (decrease) increase in cash and cash equivalents	(70,996)	30,799
Cash and cash equivalents at beginning of period	261,210	230,411
Cash and cash equivalents at end of period	$190,214	$261,210

YEXT, INC.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(7,798)	$(23,110)	$(65,938)	$(93,259)
Interest (income) expense	(781)	134	(1,095)	522
Provision for income taxes	670	532	2,080	1,277
Depreciation and amortization	4,486	4,292	17,583	16,783
Other expense (income)	236	483	125	1,501
Stock-based compensation expense	14,088	19,025	63,078	73,480
Adjusted EBITDA	$10,901	$1,356	$15,833	$304

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31, 2023
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$26,487	$(1,143)	$25,344
Sales and marketing	$47,235	$(5,004)	$42,231
Research and development	$17,133	$(3,733)	$13,400
General and administrative	$18,717	$(4,208)	$14,509

	Three months ended January 31, 2023
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	46%	(5)%	41%
Research and development	17%	(4)%	13%
General and administrative	18%	(4)%	14%

	Three months ended January 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$24,575	$(1,502)	$23,073
Sales and marketing	$58,175	$(6,861)	$51,314
Research and development	$18,007	$(5,369)	$12,638
General and administrative	$22,136	$(5,293)	$16,843

	Three months ended January 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	24%	(1)%	23%
Sales and marketing	58%	(7)%	51%
Research and development	18%	(5)%	13%
General and administrative	22%	(5)%	17%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Fiscal year ended January 31, 2023
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$103,960	$(5,042)	$98,918
Sales and marketing	$211,479	$(22,961)	$188,518
Research and development	$70,903	$(16,401)	$54,502
General and administrative	$79,336	$(18,674)	$60,662

	Fiscal year ended January 31, 2023
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	53%	(6)%	47%
Research and development	17%	(3)%	14%
General and administrative	20%	(5)%	15%

	Fiscal year ended January 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$98,299	$(7,099)	$91,200
Sales and marketing	$230,467	$(26,496)	$203,971
Research and development	$68,350	$(20,654)	$47,696
General and administrative	$83,420	$(19,231)	$64,189

	Fiscal year ended January 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	25%	(2)%	23%
Sales and marketing	59%	(7)%	52%
Research and development	18%	(6)%	12%
General and administrative	21%	(5)%	16%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Gross profit
GAAP gross profit	$75,412	$76,357	$296,890	$292,278
Plus: Stock-based compensation expense	1,143	1,502	5,042	7,099
Non-GAAP gross profit	$76,555	$77,859	$301,932	$299,377

Gross margin
GAAP gross margin	74.0%	75.7%	74.1%	74.8%
Plus: Stock-based compensation expense	1.1%	1.4%	1.2%	1.8%
Non-GAAP gross margin	75.1%	77.1%	75.3%	76.6%

Operating expenses
GAAP operating expenses	$83,085	$98,318	$361,718	$382,237
Less: Stock-based compensation expense	(12,945)	(17,523)	(58,036)	(66,381)
Non-GAAP operating expenses	$70,140	$80,795	$303,682	$315,856

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	82%	97%	90%	98%
Less: Stock-based compensation expense	(13)%	(17)%	(14)%	(17)%
Non-GAAP operating expenses as a percentage of revenue	69%	80%	76%	81%

Loss from operations
GAAP loss from operations	$(7,673)	$(21,961)	$(64,828)	$(89,959)
Plus: Stock-based compensation expense	14,088	19,025	63,078	73,480
Non-GAAP income (loss) from operations	$6,415	$(2,936)	$(1,750)	$(16,479)

Operating margin (Income/Loss from operations as a percentage of revenue)
GAAP operating margin	(8)%	(22)%	(16)%	(23)%
Plus: Stock-based compensation expense	14%	19%	16%	19%
Non-GAAP operating margin	6%	(3)%	—%	(4)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended January 31,
	2023	2022
GAAP net loss	$(7,798)	$(23,110)
Plus: Stock-based compensation expense	14,088	19,025
Non-GAAP net income (loss)	$6,290	$(4,085)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.18)
Stock-based compensation expense per share	0.11	0.15
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted (1)	$0.05	$(0.03)

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	122,315,825	130,328,155
Weighted-average number of shares used in computing non-GAAP net income (loss) per share attributable to common stockholders
Basic	122,315,825	130,328,155
Diluted	124,199,432	130,328,155
(1) For the three months ended January 31, 2023, non-GAAP net income per share attributable to common stockholders was $0.05 on both a basic and diluted basis, as calculated based on 122,315,825 weighted-average basic shares outstanding and 124,199,432 weighted-average diluted shares outstanding.

	Three months ended January 31,
	2023	2022
GAAP net loss as a percentage of revenue	(7.7)%	(22.9)%
Plus: Stock-based compensation expense	13.9%	18.9%
Non-GAAP net income (loss) as a percentage of revenue	6.2%	(4.0)%

	Fiscal year ended January 31,
	2023	2022
GAAP net loss	$(65,938)	$(93,259)
Plus: Stock-based compensation expense	63,078	73,480
Non-GAAP net loss	$(2,860)	$(19,779)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.53)	$(0.73)
Stock-based compensation expense per share	0.51	0.58
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.15)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	125,250,723	127,814,447

	Fiscal year ended January 31,
	2023	2022
GAAP net loss as a percentage of revenue	(16.4)%	(23.9)%
Plus: Stock-based compensation expense	15.7%	18.8%
Non-GAAP net loss as a percentage of revenue	(0.7)%	(5.1)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended January 31,
Constant Currency Revenue	2023	2022	Growth Rates
Revenue (GAAP)	$101,899	$100,932	1%
Effects of foreign currency rate fluctuations	2,326
Revenue on a constant currency basis (Non-GAAP)	$104,225		3%

	Fiscal year ended January 31,
	2023	2022	Growth Rates
Revenue (GAAP)	$400,850	$390,577	3%
Effects of foreign currency rate fluctuations	10,232
Revenue on a constant currency basis (Non-GAAP)	$411,082		5%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)

	January 31,		Variance
	2023	2022	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$327,017	$312,132	$14,885	5%
Third-Party Reseller Customers	73,343	78,353	(5,010)	(6)%
Total Annual Recurring Revenue	$400,360	$390,485	$9,875	3%

	Jan. 31, 2023	Oct. 31, 2022	Jul. 31, 2022	Apr. 30, 2022	Jan. 31, 2022
Annual Recurring Revenue Trend
Direct Customers	$327,017	$317,280	$312,129	$310,312	$312,132
Third-Party Reseller Customers	73,343	72,258	74,857	76,671	78,353
Total Annual Recurring Revenue	$400,360	$389,538	$386,986	$386,983	$390,485

	Jan. 31, 2023	Oct. 31, 2022	Jul. 31, 2022	Apr. 30, 2022	Jan. 31, 2022	Oct. 31, 2021	Jul. 31, 2021	Apr. 30, 2021
Dollar-Based Net Retention Rate
Direct Customers	97%	96%	98%	98%	101%	101%	100%	103%
Third-Party Reseller Customers	92%	89%	90%	94%	101%	103%	98%	97%
Total Customers	96%	94%	96%	97%	101%	101%	100%	101%

Note: Numbers rounded for presentation purposes and may not sum.